EXHIBIT 10.1

TERMINATION AND MUTUAL RELEASE AGREEMENT

This Termination and Mutual Release Agreement (the “Agreement”) is entered into as of the date that the last Party executes this Agreement (the “Effective Date”), by and among ARTELO BIOSCIENCES, INC., a Nevada corporation (the “Company”), and the purchasers listed on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”). The Company and each Investor are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On August 1, 2025, the Company and the Investors entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Investors agreed, subject to the terms and conditions set forth therein, to purchase shares of the Company’s common stock and related warrants (collectively with the Purchase Agreement and any other certificates, agreements or instruments executed in connection therewith, the “Transaction Documents”).

B. As of the date hereof (i) several closing conditions set forth in the Purchase Agreement have not been satisfied, (ii) no securities of the Company have been issued to any Investor, (iii) the Parties have not agreed to a closing time; and (iv) purchase price funds from certain Investors have not been wired to the Company.

C. The Parties now desire to terminate the Purchase Agreement and all other Transaction Documents in their entirety and to provide a comprehensive mutual release of all claims that any Party or its Related Parties (as defined below) may have against any other Party or its Related Parties, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TERMINATION OF TRANSACTION DOCUMENTS

(a) Termination. Effective as of the Effective Date, the Purchase Agreement and each other Transaction Document are hereby terminated in their entirety, shall be of no further force or effect, and shall be deemed null and void ab initio, except as expressly provided in Section 1(c) below.

(b) No Further Obligations. Except as set forth in Section 1(c), neither the Company nor any Investor shall have any further duty, obligation or liability to the other under any Transaction Document, whether arising before, on or after the Effective Date.

(c) Surviving Provisions. Notwithstanding the foregoing, Sections relating to confidentiality, governing law, jurisdiction, service of process, waiver of jury trial, and indemnification for breaches of confidentiality (if any) contained in the Transaction Documents shall survive solely with respect to this Agreement.

2. MUTUAL RELEASES

(a) Release by the Company. Each of the Company and its past, present, and future parents, subsidiaries, affiliates, stockholders, members, partners, managers, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Company Releasing Parties”) hereby irrevocably releases, waives and forever discharges each Investor and such Investor’s past, present, and future parents, subsidiaries, affiliates, equityholders, partners, managers, officers, directors, employees, agents, attorneys, predecessors, successors and assigns (collectively, the “Investor Released Parties”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, demands, liabilities and obligations of every kind, nature and description whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, in law, equity, or otherwise (collectively, “Claims”), that any Company Releasing Party ever had, now has, or hereafter can, shall or may have against any of the Investor Released Parties arising out of or relating to any matter, cause or event occurring or failing to occur on or prior to the Effective Date, including without limitation any Claims arising out of, relating to, or in connection with the Purchase Agreement, any other Transaction Document, or the transactions contemplated thereby, but excluding any Claims arising from a breach of this Agreement.

(b) Release by the Investors. Each Investor, on behalf of itself and its past, present, and future parents, subsidiaries, affiliates, equityholders, members, partners, managers, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Investor Releasing Parties”), hereby irrevocably releases, waives and forever discharges the Company and the Company Releasing Parties (collectively, the “Company Released Parties”) from any and all Claims that any Investor Releasing Party ever had, now has, or hereafter can, shall or may have against any of the Company Released Parties arising out of or relating to any matter, cause or event occurring or failing to occur on or prior to the Effective Date, including without limitation any Claims arising out of, relating to, or in connection with the Purchase Agreement, any other Transaction Document, or the transactions contemplated thereby, but excluding any Claims arising from a breach of this Agreement. Notwithstanding the foregoing, the release contained in this Section 2(b) does not apply to any breach by the Company of its representations, warranties, or covenants made in any of the transaction documents relating to the private placement transaction that occurred in June 2025 in which one or more of the Investors may have participated.

(c) Specific Waiver of Unknown Claims. Each Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the subject matter of the releases set forth in this Section 2 and agrees that the release so given shall be and remain effective in all respects notwithstanding any such differences or additional facts.

(d) Waiver of Benefits under Common Law. Each Party hereby expressly waives any and all rights and benefits conferred by any statute or common-law principle that would otherwise limit the scope of the release to known or suspected claims at the time of executing this Agreement. In particular, each Party expressly waives the provisions of Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Each Party acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the releases set forth in this Section 2, but it is the intention of the Parties to fully, finally and forever settle and release all claims, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between them. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

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3. RETURN OF FUNDS

(a) Company Funds. To the extent the Company has received any portion of the Purchase Price (as defined in the Purchase Agreement) from any Investor, the Company shall, within three (3) business days after the Effective Date, cause such funds to be returned in immediately available funds to the Investors’ attorney’s trust account, without deduction, set-off or counterclaim.

(b) Investor Legal Fees. Concurrently upon the execution of this Agreement, and as pursuant to ss. 5.11 of the Purchase Agreement, the Company shall pay the sum of USD $50,000.00 by wire to TingleMerrett LLP, counsel to the Investors, consisting of all reasonable legal fees incurred by the Investors in the preparation of the Transaction Documents (the “Investor Fees”). For clarity, the terms of this Agreement, and the release pursuant to ss. 2(b) above, shall not be effective until the Investor Fees have been remitted by the Company.

(c) Investor Funds. Other than as pursuant to ss. 3(b) above, to the extent any Investor has incurred reasonable, documented, out-of-pocket expenses solely and directly in connection with the negotiation or execution of the Purchase Agreement (collectively, “Transaction Expenses”), the Company shall not be responsible for, and the Investor shall bear, such Transaction Expenses. For clarity, no Party shall be obligated to reimburse any other Party for any costs, fees or expenses in connection with the Purchase Agreement or the transactions contemplated thereby, except as set forth in this Section 3.

4. REPRESENTATIONS AND WARRANTIES

(a) Each Party represents and warrants to the other Parties that:

(i) it has full power and authority to enter into, execute, deliver and perform this Agreement;

(ii) this Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms;

(iii) the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate, limited liability company or similar action on the part of such Party; and

(iv) it has not assigned or otherwise transferred any Claim released hereby to any third party.

5. NON-DISPARAGEMENT

(a) Each Party agrees that it shall not disparage, and shall cause its respective directors, officers and employees not to disparage, any other Party or any of its respective directors, officers, employees, agents or business practices; provided, however, that nothing in this Section 5 shall restrict any Party from complying with applicable law, regulation or legal process or from providing truthful testimony in any legal proceeding.

6. MISCELLANEOUS

(a) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating thereto.

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(b) Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Company and the Investors holding at least a majority of the aggregate purchase price obligations set forth in the Purchase Agreement (the “Majority Investors”). No waiver shall constitute, or be construed as, a waiver of any other provision or of the same provision on another occasion.

(c) Governing Law; Jurisdiction. This Agreement and all Claims arising out of or relating hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflicts-of-law principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the County and State of New York for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, any claim that it is not subject personally to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts.

(d) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the remaining provisions hereof, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable, valid, legal and enforceable provision that most closely reflects the Parties’ original intent.

(f) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including via PDF or DocuSign) shall be deemed to be original signatures for all purposes.

(g) Fees and Expenses. Except as expressly set forth herein, each Party shall bear its own fees, costs and expenses (including attorneys’ fees) incurred in connection with the negotiation, execution and performance of this Agreement and the termination of the Transaction Documents.

[Signature pages follow]

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SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMPANY
ARTELO BIOSCIENCES, INC.
By: ___________________________
Name: Gregory D. Gorgas
Title: Chief Executive Officer Date:

INVESTOR

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